                                 $850,000,000

                             CITRIX SYSTEMS, INC.

      Zero Coupon Convertible Subordinated Debentures Due March 16, 2019


                              PURCHASE AGREEMENT
                              ------------------

                                                                  March 16, 1999

Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
  New York, N.Y. 10010-3629



Dear Sirs:

  1. Introductory. Citrix Systems, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation (referred to herein as the initial "Purchaser" or "CSFBC") U.S.$ 850,000,000 principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures Due March 22, 2019 (the "Firm Securities") and also proposes to grant to the Purchaser an option, exercisable from time to time by the Purchaser to purchase an aggregate of up to an additional $280,000,000 principal amount at maturity ("Optional Securities") of its Zero Coupon Convertible Subordinated Debentures Due March 22, 2019, each to be issued under an indenture, dated as of March 22, 1999 (the "Indenture"), between the Company and State Street Bank and Trust Company, N.A., as Trustee. The Firm Securities and the Optional Securities which the Purchaser may elect to purchase pursuant to Section 3 hereof are herein collectively called the "Offered Securities". The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

  The Holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchaser (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the resale of the Offered Securities and the Underlying Shares (as defined below) issuable upon conversion thereof under the Securities Act.

  The Company hereby agrees with the Purchaser as follows:

  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchaser have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with the documents incorporated by reference therein, the documents listed in Schedule A hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered

Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

     (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the Company is the sole record owner (except for directors qualifying shares), directly or indirectly, of all of the capital stock of each of its subsidiaries; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. None of the Company's subsidiaries constitutes a "significant subsidiary," as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

     (d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (e) All outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and are nonassessable and conform to the description thereof contained in the Offering Document.

     (f) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), such Offered Securities will be convertible into the shares of Common Stock ("Underlying Shares") of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common

Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares. Except as set forth in the Offering Document, the Company does not have outstanding, and at the Closing Date the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, (i) any Offered Securities, or (ii) any shares of capital stock held by it in any subsidiary, or any such warrants, convertible securities or obligations (except shares issued or issuable pursuant to employee or director benefit plans after the date as of which information with respect thereto is given in the Offering Document).

     (g) Except for registration rights that have been waived in writing on or prior to the date of this Agreement, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (h) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or Purchaser for a brokerage commission, finder's fee or other like payment.

     (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, except as may be required under state securities or Blue Sky laws and except as many be required by Federal securities laws with respect to the Company's obligations under the Indenture and the Registration Rights Agreement.

     (j) The execution, delivery and performance of this Agreement, the Indenture, and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement, indenture, mortgage, loan agreement, note or lease or other instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities.

     (k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

     (l) The Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will have been duly executed and delivered by the Company, conforms to the description contained in the Offering Document and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

     (m) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Offered Securities ("Material Adverse Effect").

     (o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect. Except as disclosed in the Offering Document, the Company is not a party to any collective bargaining agreement the breach of which by the Company might have a Material Adverse Effect.

     (p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. All such intellectual property rights are valid and enforceable and, to the knowledge of the Company and its subsidiaries, are not being infringed by any third parties which infringement would individually or in the aggregate have a Material Adverse Effect. To the knowledge of the Company, the Company's and its subsidiaries' present use of any of the intellectual property rights does not infringe on any rights of third parties or conflict with any asserted rights of others that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (q) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, or in material default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or affected and neither the Company nor any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of the Company or any of its subsidiaries, where such violation would have a Material Adverse Effect.

     (r) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

     (t) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. No other financial statement or schedules of the Company are required by the Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act ("Rules and Regulations") or the rules and regulations of the Commission under the Exchange Act ("Exchange Act Rules and Regulations") to be included or incorporated in the Offering Document. Ernst & Young LLP, who has reported on certain of such financial statements, are independent accountants as required by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable.

     (u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included or incorporated by reference in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the two-for-one stock split authorized by the Company on March 1, 1999 and payable on or about March 25, 1999 to holders of record of Common Stock as of March 17, 1999.

     (v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

     (w) The Company and its affiliates have not taken and will not take, directly or indirectly any action resulting in a violation of Regulation M promulgated under the Exchange Act with respect to the transactions contemplated by this Agreement.

     (x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (y) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and, assuming compliance by the Purchaser with Section 4(d) hereof, the resale by the Purchaser pursuant to
Section 4(b) hereof will be exempt from the registration requirements of the Securities Act by reason of Rule 144A; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with the offer, sale, and delivery of the Offered Securities to the Purchaser in the manner contemplated by this Agreement.

     (z) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (aa) The Company is subject to Section 13 or 15(d) of the Exchange Act.

     (bb) There are no issues related to the Company's or any of its subsidiaries' preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Exchange Act Reports and the Offering Document or (ii) might reasonably be expected to result in any Material Adverse Effect. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products owned by the Company and each of its Subsidiaries will, by December 31, 1999, comply in all material respects with the Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component of those systems and all computer-related products of each Constituent Component of those products of the Company and each of its subsidiaries (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designed or modified to ensure date and time entry recognition, calculations that accommodate same century formulas and multi-century formulas, and will not cause abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iii) accurately process any date rollover, and (iv) accept and respond to year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

     (cc) The Company and its subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

     (dd) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ee) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, U.S.$850,000,000, principal amount at maturity of Firm Securities at a purchase price of $344.0687 per $1,000 principal amount at maturity thereof.

  The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Debentures in definitive form (the "Firm Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Firm Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Global

Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, at 10:00 A.M., New York time, on March 22, 1999, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "First Closing Date", against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The certificates representing the Firm Global Securities will be made available for checking at the office of CSFBC at least 24 hours prior to the First Closing Date.

  In addition, upon written notice from the Purchaser given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchaser may purchase all or less than all of up to U.S.$280,000,000 principal amount at maturity of the Optional Securities at a purchase price of $344.0687 per $1,000 principal amount at maturity thereof. The Company agrees to sell to the Purchaser the number of Optional Securities specified in such notice and the Purchaser agrees to purchase such Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time (during the 30 day period set forth above) and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Purchaser to the Company.

  Each time for the delivery of and payment for the Optional Securities, being herein referred to as the "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Purchaser but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an "Optional Global Security") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

  4. Representations by Purchaser; Resale by Purchaser. (a) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any Offered Securities, except to qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

     (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

     (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

  5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

     (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

     (d) During the period of two years hereafter, the Company will furnish to CSFBC, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

     (e) During the period of two years after the last Closing Date, the Company will, upon request, furnish to CSFBC and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the last Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the last Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act.

     (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Securities, and
(vii) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchaser. Each of the Purchaser and the Company agree to pay for all travel expenses of its respective officers and employees in connection with the offering, and to the extent that either of such parties shall have paid for any such travel expenses incurred by the other's officer's and employees, such party shall be reimbursed by the other for such expenses. The Company will also pay or reimburse the Purchaser (to the extent incurred by the Purchaser) for all expenses in connection with hosting meetings with prospective purchasers of the Offered Securities from the Purchaser.

     (i) In connection with the offering, until CSFBC shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

     (k) The Company agrees that, without the prior written consent of CSFBC, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock, par value $.001 per share (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Offered Securities under this Agreement or (B) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which CSFBC has been advised in writing.

     (l) The Company will cause to be delivered to the Purchaser an agreement (in substantially the form attached hereto on Schedule B) dated on or before the date of this Agreement from the Company's directors, and executive officers and Microsoft Corporation to the effect that such person or entity will not (A) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or (ii) enter into any swap or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A)(i) or (A)(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (B) publicly disclose the intention to effect any such transaction, or (C) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case, for a period of 90 days after the date of the Purchase Agreement without the prior written consent of CSFBC (the "Lockup Agreement").

     (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

  6. Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchaser shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and to the effect that:

               (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

              (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Offering Document and the Exchange Act Reports; or

                    (B) for the period from the closing date of the latest
               income statement included or incorporated by reference in the Offering Document and the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and previous quarter, in consolidated net sales, net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchaser shall have received an opinion, dated such Closing Date, of Testa, Hurwitz & Thibeault, LLP, counsel for the Company ("TH&T"), that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in Florida, Massachusetts, Utah, Washington, California, Texas, North Carolina, and Illinois;

               (ii) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

               (iii) The authorized capital stock of the Company conforms as to the legal matters to the description thereof contained in the Offering Document.

               (iv) The Indenture has been duly authorized, executed and delivered; the Offered Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Offering Document; and the Indenture and the Offered Securities delivered on such Closing Date constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) The Offered Securities delivered on such Closing Date are convertible into the Underlying Shares in accordance with the terms of the Indenture; the shares of such Underlying Shares initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights under the Company's Certificate of Incorporation or, to such counsel's knowledge, under any contractual obligations with respect to the Offered Securities or the Underlying Shares issuable upon conversion of the Offered Securities;

               (vi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

               (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities or Blue Sky laws and except for the order of the Commission declaring the Shelf Registration Statement effective;

               (viii) To such counsel's knowledge, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to such counsel's knowledge, no such actions, suits or proceedings are threatened or contemplated.


               (ix) The execution, delivery and performance of each of the Indenture, this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement, indenture, mortgage, loan agreement, note or lease or other instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

               (x) The statements in the Offering Document under the captions "Description of Debentures," "Description of Capital Stock," Transfer Restrictions" and "Plan of Distribution" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

               (xi) The Offered Securities are properly treated as indebtedness for United States federal income tax purposes (subject to customary qualifications, limitations, exceptions and assumptions as set forth therein);

               (xii) The information in the Offering Document under the caption "Certain United States Federal Income Tax Considerations," while not purporting to discuss all tax matters relating to the Offered Securities, based upon the Offered Securities being treated as indebtedness, sets forth the material federal income tax consequences of the Offered Securities, subject to the qualifications set forth therein.

               (xiii) The descriptions in the Offering Circular and the Exchange Act Reports (incorporated by reference into the Offering Circular) of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information;

               (xiv) This Agreement has been duly authorized, executed and delivered by the Company;

               (xv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, conforms to the description contained in the Offering Document and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles;

               (xvi) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

     To the extent that such opinion relates to the laws of the State of New York, TH&T may rely on the opinion of New York legal counsel reasonably acceptable to CSFBC.

          In addition, such counsel shall state that they have no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report (incorporated by reference into the Offering Circular) as of the date hereof and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports.

          (d) The Purchaser shall have received from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Purchaser, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (f) The Purchaser shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

  The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. CSFBC may in its sole discretion waive on behalf of the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder, whether in respect of an Optional Closing Date or otherwise.

  7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

  (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchaser, the legend concerning over-allotments and stabilizing on the inside front cover page, and under the caption "Plan of Distribution," the second, third, fifth, sixth, and ninth paragraphs; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that such omission materially prejudices the indemnifying party's ability to defend such claim; provided, however, that such omission will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and the indemnified party would be entitled thereto pursuant to this section, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection

(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (C), (D) or
(E) of Section 6(b)(ii), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

  9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, New York 10010-3629, Attention:
Investment Banking Department Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 6400 NW 6th Way, Fort Lauderdale, Florida 33309, Attention: President.

  10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

  11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

  12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

  If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.


                                     Very truly yours,

                                     Citrix Systems, Inc.


                                     By: /s/ James J. Felcyn, Jr.
                                        ----------------------------

                                     Title: Chief Financial Officer
                                           -------------------------


The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.



Credit Suisse First Boston Corporation


     By: /s/ Cameron Lester
        ----------------------------

     Title: Director
           -------------------------

                                  SCHEDULE A


                                     None

                                      -18-